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                                  EXHIBIT 99.7

             Form of Notice of Stock Option Grant - Officer Grant.



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                          GRAND JUNCTION NETWORKS, INC.
                                 1992 STOCK PLAN

                          NOTICE OF STOCK OPTION GRANT

                                  OFFICER GRANT

         You have been granted an option, consisting of the Stock Option Agreement attached hereto as Exhibit A and this Notice of Stock Option Grant (together, the "Option") to purchase Common Stock of GRAND JUNCTION NETWORKS, INC. (the "Company") as follows:

         Grant Number:  _____________________________________

         Date of Grant: _____________________________________

         Option Price Per Share: $___________________________

         Number of Shares Granted: __________________________

         Total Price of Shares Granted: $____________________

         Type of Option     ___ Incentive Stock Option
                            ___ Nonstatutory Stock Option

         Term/Expiration Date: ______________________________

         Exercise Schedule:

         ___ This Option may be exercised, in whole or in part, in accordance with the Vesting Schedule set out below.

         ___ This Option is fully exercisable as of the date of grant, subject to the Vesting Schedule set out below and execution of a Restricted Stock Agreement.

         Vesting Schedule:

               Date of Vesting                     Number of Shares
               ---------------                     ----------------
               First Annual Anniversary
               of Date of Grant                           25%


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               Thereafter, monthly on the ___ day of each month, 1/48 of the total Number of Shares Granted until fully vested. In the event of fractional Shares, the monthly number of Shares shall be adjusted accordingly to the nearest whole Share.

               Notwithstanding the foregoing, the Option shall become vested as to 100% of the Number of Shares Granted in the event of (i) a Transfer of Control (as defined in the 1992 Stock Plan) in which the Option is not assumed or substituted for by the Acquiring Corporation as provided in Section 13(b)(ii) of the 1992 Stock; Plan, or (ii) Termination After Transfer of Control as defined in
               Section 5(e) of the Option Agreement.

         Termination Period:

         Option may be exercised for 60 days after termination of employment except as set out in the Stock Option Agreement (but in no event later than the Expiration Date).

         Additional Forms of Consideration:

         In addition to the forms of consideration set out in Section 3 of the Stock Option Agreement, this Option may be exercised using the following forms of consideration:

         ___ No Additional Forms

         ___ Additional Forms as noted: ____________________________________
         ___________________________________________________________________
         ___________________________________________________________________


Exercise of this Option shall be on a form of Exercise Notice provided by the Company.

         OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THIS OPTION IS EARNED ONLY BY CONTINUING EMPLOYMENT (EXCLUSIVE OF THE PERIOD OF ANY LEAVE OF ABSENCE) AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S 1992 STOCK PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE

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COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS RIGHT OR THE COMPANY'S RIGHT
TO TERMINATE HIS EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

         Optionee acknowledges receipt of a copy of the Plan and certain information related to it and represents that he or she is familiar with the terms and provisions of the Plan and this Option. Optionee accepts this Option subject to all such terms and provisions. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option.

         By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the 1992 Stock Plan and the [Incentive/Nonstatutory] Stock Option Agreement, all of which are attached and made a part of this document.

                                        OPTIONEE:


                                        __________________________________
                                        Signature


                                        __________________________________
                                        Print Name

                                        GRAND JUNCTION NETWORKS, INC.,
                                        a Delaware corporation

                                        By _______________________________

                                        Title ____________________________


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